               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 24, 2001




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)







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ITEM 5.  OTHER EVENTS

A. On April 24, 2001, CPI Corp. issued the following press release:

     ST. LOUIS, MO., April 24, 2001-CPI Corp. (NYSE-CPY) announced today that it had entered into an agreement to sell its Wall Decor business, operating under the name "Prints Plus," to TRU Retail, Inc. a corporation formed by top management of Prints Plus. The transaction is subject to financing and other typical contingencies. The parties expect to complete the transaction in June 2001.

     The Wall Decor segment has been treated as a discontinued operation since 1999, based on a letter of intent dated April 7, 2000 to sell the segment to another party. That transaction was not consummated, but the Company continued its efforts to seek a buyer through fiscal year 2000. CPI adjusted its fiscal year 2000 net earnings to reflect the valuation of the Wall Decor segment and its fiscal year 2000 performance.

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, as well as photofinishing services through the searsphotos.com web site and custom computer programming through Centrics Technology, Inc.






























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                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            /s/   Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  April 30, 2001